                                                                   EXHIBIT 10.11

               LICENSE, NON-COMPETE AND CONFIDENTIALITY AGREEMENT

         THIS LICENSE, NON-COMPETE AND CONFIDENTIALITY AGREEMENT ("Agreement") is entered into this 12th day of March, 1999, by and between GEORGE R. CANNON AND DELORES M. CANNON (being referred to individually and collectively, joint and severally, herein as "Licensor"), being all director-trustees of GEORGE R. CANNON BUSINESS MACHINES, INC., formerly a Maryland corporation ("CBM"), and IMTEK CORPORATION, a Maryland corporation ("Licensee").

         WHEREAS, the corporate charter of CBM was forfeited on October 2, 1997 by the Maryland State Department of Assessments and Taxation in accordance with
Section 3-503 of the Maryland General Corporation Law, due to the failure by CBM to pay certain taxes to the State of Maryland (the "Forfeiture");

         WHEREAS, Licensor constituted the full board of directors of CBM at the time of the Forfeiture and became the only trustees of CBM upon the Forfeiture by operation of law, and continue to serve in such capacity as of the date of this Agreement;

         WHEREAS, CBM's assets, including the customer list attached hereto as EXHIBIT A and incorporated herein by reference (the "Customer List"), were automatically transferred to Licensor as trustees for the benefit of the creditors and stockholders of CBM at the time of the Forfeiture;

         WHEREAS, Licensor has determined in good faith that it is in the best interests of CBM and its creditors and stockholders to license the Customer List to Licensee under the terms of this Agreement, thereby permitting Licensor to receive the License Fee (hereinafter defined) provided for herein for the benefit of the stockholders and creditors of CBM, and apply the same to pay CBM's creditors as more fully set forth herein; and

         WHEREAS, Licensor collectively owns all rights, title and interest in and to the Customer List, and Licensor has agreed to license the Customer List to Licensee on the terms and conditions contained herein;

         NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. GRANT OF LICENSE. In exchange for the License Fee set forth in
Article 2 hereof, Licensor grants to Licensee the exclusive (even as to Licensor), worldwide, perpetual license and right to use, reproduce, modify, exploit, disclose, develop, service and market the Customer List and to receive for Licensee's use and benefit all proceeds and benefits arising from the Customer List from and after the date hereof (the "License"). The License shall be sublicensable and assignable by Licensee.


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

         2.       LICENSE FEE.

                  (A) LICENSE FEE. Provided that Licensee's rights in and to the License have not been disturbed, threatened or otherwise challenged in any way (whether through legal action or otherwise), as sole consideration for the granting of this License and the other consideration provided by Licensor hereunder and in lieu of any other payment, Licensor shall be entitled to receive a licensing fee of $51,000 payable in six equal monthly installments of $8,500 per month, payable on the 15th day of each month beginning after the date of this Agreement.

                  (B) MANNER OF PAYMENT. Licensee shall pay the License Fee hereunder into an account which shall be set up on or prior to the date of this Agreement (the "Account") at a bank to be mutually agreed upon by the parties. Withdrawals from the account shall require the signature of both Licensor and an authorized representative of Licensee, it being understood and agreed that funds deposited in the Account shall be withdrawn and applied toward the payment of those liabilities and obligations of CBM listed on SCHEDULE 1 attached hereto (the "Liabilities"), as and in the amount the same come due each month. All amounts deposited into the Account shall be deemed paid to Licensor hereunder; PROVIDED, HOWEVER, that Licensee shall not assume any of Licensor's liabilities or other obligations hereby and this Agreement shall not be construed as an express or implied assumption of such liabilities and obligations. Licensor agrees to promptly provide any and all information reasonably requested by Licensee to permit the proper withdrawal and payment of the Liabilities. The foregoing notwithstanding, from and after the 180th day following the date of this Agreement, Licensee agrees to pay License Fee accruing after such date, if any, to Licensor directly, without deposit into the Account.

                  (C) CONDITIONS TO PAYMENT. In the event that Licensee's right to fully use and enjoy the License granted hereunder shall be challenged, threatened, disputed or otherwise interfered with (except because of an act of Licensee), Licensee's obligation to pay the License Fee shall immediately terminate from and after the date on which Licensee learns of such challenge, threat or dispute.

                  (D) PERPETUAL LICENSE. The License granted pursuant to this Agreement shall be perpetual, and shall not terminate upon a termination of Licensor's right to receive the License Fee or upon final payment of all monthly License Fees called for under this Agreement. This Section shall survive the termination of this Agreement.

         3. REPRESENTATIONS AND WARRANTIES OF LICENSOR. Licensor represents and warrants to Licensee the following as of the date of this Agreement:

                  (A) AUTHORITY. Licensor is the sole trustee of CBM and has acquired all right, title and interest in and to the Customer List. As sole trustee of CBM, Licensor the full capacity, power and authority to execute and deliver this Agreement and to grant the License contemplated hereby. This Agreement has been duly executed and delivered by Licensor and this Agreement


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

constitutes the valid and binding obligations of Licensor, enforceable against Licensor in accordance with its terms, except as such terms may be limited by
(i) bankruptcy, insolvency or similar laws affecting creditors' rights generally or (ii) general principles of equity, whether considered in a proceeding in equity or at law.

                  (B) NO VIOLATION. The execution and delivery by Licensor of this Agreement and the granting of the License hereunder does not, and the consummation of the transactions contemplated hereby will not (i) violate any rights of CBM, its shareholders or creditors or any other person holding rights in or to the Customer List, if any, (ii) result in a default, or give rise to any right of termination, modification or acceleration, under the terms or provisions of any agreement or other instrument or obligation to which Licensor or CBM is a party or by which Licensor, CBM or the Customer List may be bound, or (iii) violate any law or regulation, or any judgment, order or decree of any court, governmental body, commission, agency or arbitrator applicable to Licensor, CBM or the Customer List.

                  (C) CONSENTS AND APPROVALS. There is no requirement applicable to Licensor to make any filing with, or to obtain any consent or approval from any person or entity as a condition to the granting of the License to Licensee and the consummation of the transactions contemplated by this Agreement.

                  (D) FINANCIAL STATEMENTS. Licensor has previously furnished Licensee with true and complete copies of the financial statements relating to its maintenance service business (which shall consist of a balance sheet, income statement, and statement of cash flows) of Licensor for the years ending December 31, 1997 and 1998, including the notes thereto (the "Financial Statements"). The Financial Statements present fairly the financial position of Licensor and amount of revenues attributable to the Customer List as of the dates thereof and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis.

                  (E) ABSENCE OF CHANGE. Since December 31, 1998, there has not been any material adverse change, or development involving a prospective change which affects or can reasonably be expected to affect, materially or adversely, the value of the Customer List to Licensee or Licensee's ability to service the customers listed on the Customer List or generate revenue from the Customer List including, without limitation, any deterioration in the business relationship between Licensor and any person or entity on the Customer List.

                  (F) UNDISCLOSED LIABILITIES. All of Licensor's liabilities are reflected on the Financial Statements. Since December 31, 1998, Licensor has not incurred any liabilities other than those which were incurred subsequent to such date in the ordinary course of business and consistent with past practices and which have not and cannot reasonably be expected to have a material adverse effect on the value of the Customer List to Licensee or Licensee's ability to service the customers listed on the Customer List or generate revenue from the Customer List. There has been no deterioration in


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


the business relationship between Licensor and any person or entity on the Customer List.

                  (G) LITIGATION. There are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of Licensor, threatened against Licensor, before any court, governmental body, commission, agency or arbitrator, which have or can reasonably be expected to have a material adverse effect on the Customer List or Licensee's use thereof as contemplated by this Agreement or which seek to limit, in any manner, the right of Licensee to control the Customer List after the consummation of the transactions contemplated by this Agreement. Furthermore, there are no judgments, orders or decrees of any court, governmental body, commission, agency or arbitrator which have or can reasonably be expected to have any such effect.

                  (H) TITLE TO CUSTOMER LIST. Licensor holds good and marketable title to the Customer List, free and clear of liens, mortgages, charges, security interests or other defects in title ("Encumbrances").

                  (I) NO FRAUDULENT INTENT. Licensor and Licensee reasonably believe that the License granted pursuant to this Agreement will improve Licensor's financial condition and will facilitate the payment of the Liabilities. Licensor represents and warrants that he has no intention of hindering or delaying payment to, or satisfaction of any obligations owed or owing to, any creditors including, without limitation, federal, state and local tax authorities, by consummating the transactions with Licensee as set forth in this Agreement.

                  (J) NO BANKRUPTCY. With respect to Licensor (either individually or in their capacity as trustees/directors of CBM) and CBM, there has not been: any adjudication of the Licensor or CBM as insolvent, or any entry of any order of relief with respect to Licensor or CBM under any applicable insolvency or bankruptcy laws, or the filing of any involuntary petition in bankruptcy against Licensor or CBM, or any filing against Licensor or CBM of a petition for reorganization under the Federal Bankruptcy Code or any state statute, or a general assignment by Licensor or CBM for the benefit of creditors (except by CBM to Licensor upon the Forfeiture), or the voluntary claim (by Licensor or CBM) that it is insolvent or entitled to relief under any provisions of the Federal Bankruptcy Code (or any state insolvency statute), or the appointment for Licensor or CBM of a temporary or permanent receiver, trustee, custodian or sequestrator, and, to the knowledge of Licensor, none of the foregoing acts have been threatened.

                  (K) FULL DISCLOSURE. None of the representations and warranties made in this Article contains any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         4. REPRESENTATIONS AND WARRANTIES OF LICENSEE. Licensee represents and warrants to Licensor the following as of the date of this Agreement:


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


                  (A) ORGANIZATION; AUTHORITY. Licensee is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Licensee has corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Licensee of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by the Board of Directors of Licensee and no other corporate proceedings on the part of Licensee are necessary with respect thereto. This Agreement has been duly executed and delivered by Licensee, and this Agreement, when executed and delivered by Licensee and Licensor, will constitute the valid and binding obligations of Licensee, enforceable in accordance with their terms except as their terms may be limited by (i) bankruptcy, insolvency, or similar laws affecting creditors' rights generally or (ii) general principles of equity, whether considered in a proceeding in equity or at law.

                  (B) CONSENTS AND APPROVALS. There is no requirement applicable to Licensee to make any filing with, or to obtain any consent or approval of any person or entity as a condition to the consummation of the transactions contemplated by this Agreement.

                  (C) NO VIOLATION. The execution and delivery by Licensee of this Agreement does not and will not (i) violate or result in a breach of any provision of the Articles of Incorporation or Bylaws, as amended to date, of Licensee, (ii) result in a default, or give rise to any right of termination, modification or acceleration under the terms, conditions or provisions of any agreement or other instrument or obligation to which Licensee is a party or by which Licensee may be bound, or (iii) violate any law or regulation, or judgment, order or decree of any court, governmental body, commission, agency or arbitrator applicable to Licensee.

         5.       RESTRICTIONS ON LICENSOR.

                  (A) NON-COMPETE. Licensor agrees that, for a period beginning on the date of this Agreement and ending on the second anniversary of this Agreement (the "Restricted Period"), Licensor will not directly or indirectly:

                           (i) engage in any business which is competitive with
the business of Licensee;

                           (ii) own or control any interest of whatever nature
in or act as an officer, director, agent or employee of, or consultant, sales representative, independent contractor or advisor to, any person or entity of whatever nature which is, directly or indirectly, in competition with the business of Licensee.

                  The limitations set forth in this subsection apply to business conducted:


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                           (x) in Maryland;

                           (y) in all areas within 50 miles of the location of
Licensee's place of business or Licensor's home or place of business; and

                           (z) in all areas within 100 miles of the location of
Licensee's place of business or Licensor's home or place of business.

         The limitation of this provision to the Restrictive Period should not be construed to limit the perpetual and exclusive (even as to Licensor) nature of the License granted pursuant to this Agreement or permit the use of the Customer List by Licensor in violation of Licensee's exclusive (even as to Licensor) License at any time.

                  (B) DEFINITION. For the purposes of this Agreement, a business activity is competitive with the business of Licensee if it involves engaging in
(i) the business of providing office product maintenance services through whatever means, or (ii) is of the same type of business as the business of Licensee, competes with the business of Licensee or supplies goods or services which may substitute, directly or indirectly, for services or products of Licensee, whether or not such business activity is pursued for gain, profit, or other pecuniary advantage.

                  (C) ACKNOWLEDGMENT. Licensor acknowledges that the geographic scope of the restrictions contained in this Section is necessary for the protection of Licensee and specifically covenants that the restrictions, including the limitations as to scope, period of time and geographic area, are reasonable and necessary to protect the legitimate business interests of Licensee.

                  (D) NON-SOLICITATION. Licensor agrees that, during the Restricted Period:

                           (i) Licensor will not solicit, or divert or attempt
to solicit or divert, any customers, suppliers, or accounts from Licensee including, without limitation, those on the Customer List; and

                           (ii) Licensor will not hire, attempt to hire,
solicit, entice away or in any other manner persuade or attempt to persuade any officer, employee, independent contractor or agent of Licensee to discontinue his/her relationship with Licensee nor will Licensee hire or solicit for hire any former officer, employee or agent of Licensee for any reason, if such person is subject to the operation of any covenant not to compete with the Company.

                  (E) INJUNCTIVE RELIEF. Licensor agrees that in the event of any breach of the restrictive covenants contained herein, the Company shall be entitled to seek preliminary and permanent injunctive relief to restrain the violation of the terms hereof by Licensor and all persons acting for or on Licensor's behalf.


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


                  (F) MODIFICATION. The parties have attempted to limit Licensor's right to compete to the extent necessary to protect Licensee from unfair competition. The parties recognize, however, that reasonable people may differ in making such a determination. Consequently, the parties hereby agree that, if the scope or enforceability of the restrictive covenants are in any way disputed at any time, a court or other trier of fact may modify and enforce the covenants to the extent that it believes to be reasonable under the circumstances existing at that time.

                  (G) SURVIVAL. The provisions of this Section shall survive the termination or expiration of this Agreement and shall be deemed a separate and independent agreement.

         6. CONFIDENTIALITY. Licensor acknowledges that the value of the License contained herein would be substantially reduced if the Customer List were disclosed to any person or entity other than Licensee or if another person or entity acquired the use of the Customer List. Therefore, the Customer List is and shall be treated as confidential by Licensor. Licensor agrees that it will limit access to the Customer List and information and other data relating to the Customer List to George R. Cannon only. Licensor shall take such measures to protect the confidentiality of the Customer List as it customarily takes to protect its trade secrets and as are otherwise reasonable and customary within the industry. After the date hereof, the Customer List shall not be disclosed by Licensor to any person or entity and shall not be used for any purpose other than by Licensee. Licensor agrees that it shall be liable for any damage to Licensee caused by breach of the confidentiality obligations herein agreed to, including but not limited to any unauthorized disclosure or use of the Customer List by its present or former directors, officers, agents, representatives and employees or third parties to whom disclosure is or was made by any of such individuals and any consequential loss of business or revenues arising out of or in connection with such unauthorized disclosure or use. In addition to monetary damages and any other rights or remedies, Licensee shall be entitled to appropriate equitable relief, including an injunction, to protect and prevent unauthorized disclosure of the Customer List. Licensor agrees that it will return to the Company upon request all materials containing the Customer List or any information relating thereto.

         7. INFRINGEMENT PROCEEDINGS: INDEMNIFICATION. Licensor agrees to provide prompt written notification to Licensee of any unauthorized use of the Customer List as it comes to Licensor's attention. Licensee shall have sole right and discretion to bring infringement or unfair competition proceedings involving the Customer List.

         8. TERM AND TERMINATION The License granted hereunder, the obligation to pay the License Fee, and the other terms of this Agreement not expressly surviving the termination of this Agreement are terminable by Licensee upon 30 days prior written notice to Licensor with or without cause, all without further liability on the part of Licensee.

         9.       MISCELLANEOUS


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                  (A) NOTICES. In any case where any notice or other
communication is required or permitted to be given hereunder, such notice shall be in writing, and (i) personally delivered, or (ii) sent by Federal Express or other nationally recognized overnight delivery service to the following addresses:

         If to Licensor:

                           Mr. George R. Cannon and Dolores M. Cannon
                           44199 Medleys Neck Rd.
                           Leonardtown, MD 20650

         If to Licensee:

                           Imtek Corporation
                           707 E. Main Street, Suite 1450
                           Richmond, VA 23219

                           with a copy to:

                           Patrick M. Shelley, Esquire
                           McGuire, Woods, Battle & Boothe LLP
                           Seven Saint Paul Street, Suite 1000
                           Baltimore, Maryland 21202-1626

                  (B) EFFECTIVE TIME OF NOTICE. If delivered personally, the date on which a notice, request, instruction or document is delivered shall be the date on which such delivery is made and, if delivered by Federal Express or other overnight delivery service the date on which such notice, request, instruction or document is received shall be the date of delivery and, if delivered by telecopy, 9:00 a.m. on the business day after the date on which such notice, request, instruction or document is sent shall be the date of delivery. Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section.

                  (C) RELATIONSHIP OF THE PARTIES. The parties hereto are licensor and licensee only. Except as expressly set forth in this Agreement, none shall (i) incur any obligation on behalf of any other, (ii) engage any other's credit or authority, or (iii) be deemed to be an agent of the other. Each party hereto shall be itself solely liable and responsible for its own actions and omissions. Nothing in this Agreement shall constitute or be deemed to constitute a partnership between the parties hereto or to constitute any party as a partner of any other party for any purpose whatsoever.

                  (D) EFFECTIVENESS; SEVERABILITY. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all




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applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provisions in any other jurisdiction.

                  (E) GOVERNING LAW. This Agreement, the relationship of the Licensor and the Licensee, any and all dealings of the parties that are directly or indirectly connected to the subject matter of this Agreement, and any and all questions or disputes arising in connection therewith, will be governed by and construed in accordance with the internal law, and not the law of conflicts, of the State of Maryland.

                  (F) HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  (G) AMENDMENT. This document constitutes the entire agreement between the parties; it shall not be varied or supplemented except by a written document referencing this Agreement and signed by the proper authorized persons representing the parties.

                  (H) INTEGRATION CLAUSE. This Agreement supercedes and cancels any and all previous and contemporaneous understandings, agreements and commitments between the parties relating to the subject matters covered hereby. It expresses the complete and final understanding of the parties hereto.

                  (I) WAIVER. No delay in acting or failure to act shall constitute a waiver of any right of any party under this Agreement. Any waiver must be in writing and signed by the party entitled to the benefit of the right being waived. Unless otherwise stated in the waiver, any waiver applies only to the specific circumstance for which the waiver is given and not to any subsequent circumstance involving the same or any other right.

         IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be executed as of the day and year first above written.

                              GEORGE R. CANNON, AS DIRECTOR-TRUSTEE OF
                       GEORGE R. CANNON BUSINESS
          MACHINES, INC.


                                           BY:/s/ GEORGE R. CANNON
                                              ---------------------------------
                                              GEORGE R. CANNON, DIRECTOR-TRUSTEE


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


                                         DOLORES M. CANNON, AS DIRECTOR-TRUSTEE
                                         OF GEORGE R. CANNON BUSINESS
                                 MACHINES, INC.


                                           BY:/s/ DOLORES M. CANNON
                                              ---------------------------------
                                             DOLORES M. CANNON, DIRECTOR-TRUSTEE



                                           GEORGE R. CANNON, INDIVIDUALLY

                                            /s/ GEORGE R. CANNON
                                            -----------------------------------
                                            GEORGE R. CANNON

                                           DOLORES M. CANNON, INDIVIDUALLY

                                            /s/ DOLORES M. CANNON
                                            -----------------------------------
                                            DOLORES M. CANNON


                                            IMTEK CORPORATION


                                           By: /s/ MICHAEL LOWE
                                              ---------------------------------
                                               Michael Lowe
                                               President


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

                                    EXHIBIT A

         Exhibit A, omitted herefrom, contains a list of CBM customers and clients.

                                   SCHEDULE 1

         Schedule 1, omitted herefrom, contains a list of obligations and liabilities of CBM which will be paid from the license fees contemplated by this agreement.


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